UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 369-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

As we have previously disclosed, we have received requests for information from the U.S. Department of Justice (“DOJ”) in the Northern District of California in connection with a criminal investigation relating to the transportation of packages for online pharmacies that may have shipped pharmaceuticals in violation of federal law. On July 17, 2014, the DOJ filed a criminal indictment in the United States District Court for the Northern District of California in connection with the matter. The indictment alleges that FedEx Corporation, FedEx Express and FedEx Services, together with certain pharmacies, conspired to unlawfully distribute controlled substances, unlawfully distributed controlled substances and conspired to unlawfully distribute misbranded drugs. We continue to believe that our employees have acted in good faith at all times and that we have not engaged in any illegal activities. Accordingly, we will vigorously defend ourselves in this matter. If we are convicted, remedies could include fines, penalties, forfeiture and compliance conditions. Given the early stage of this proceeding, we cannot estimate the amount or range of loss, if any; however, it is reasonably possible that it could be material if we are convicted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: July 17, 2014	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and
Secretary

Federal Express Corporation

Date: July 17, 2014	By:	/s/ Robert T. Molinet
Robert T. Molinet
Secretary

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